UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

January 21, 2009

Date of Report (Date of earliest event Reported)

L & L INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA                 000-32505                      91-2103949

(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

130 Andover Park East, Suite 101, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

L&L CEO is appointed as Chairman of the Registrant

Dickson Lee, CPA is appointed as Chairman of L&L International Holdings Inc. (the Registrant) by the Board of Directors, while existing Chairman, Mr. Paul Lee, is stepping down becoming an Advisor. The changes become effective on January 25, 2009.

Dickson Lee has been the CEO of L&L. In addition, he is Chairman of KMC Coal Inc., a subsidiary in China. Dickson has extensive management experience at NYNEX (now Verizon) and KPMG. He was licensed as a CPA in New York State in 1983, and now holds a CPA license in State of Washington. He served as a judicial member of the Hong Kong SEC Insider Dealing Tribunal (a trial court) for six years. He is a US citizen, travels frequently between US and China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC.

By: /s/ Joe Borich Chairman of Nomination Committee

Date: January 21, 2009

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